EXHIBIT 10.14(a)

                             DATED ____________ 2006

                     BRIDGETECH HOLDINGS INTERNATIONAL, INC.

                                       and

             THE CHINESE UNIVERSITY OF HONG KONG FOUNDATION LIMITED

                                       and

                         BRIDGETECH MEDICAL TECHNOLOGIES
                         RESEARCH & DEVELOPMENT LIMITED

                                   ----------

                             SHAREHOLDERS' AGREEMENT
                                 IN RELATION TO
                         BRIDGETECH MEDICAL TECHNOLOGIES
                         RESEARCH & DEVELOPMENT LIMITED

                                   ----------

                                BAKER & MCKENZIE
                           14TH FLOOR HUTCHISON HOUSE
                                10 HARCOURT ROAD
                                    HONG KONG
                           TELEPHONE: (852) 2846-1888
                              FAX: (852) 2845-0476


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                                    CONTENTS

                                                                            PAGE
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
1.    Definitions and Interpretation.....................................     1
2.    Articles and Regulation of Rights..................................     5
3.    Finance............................................................     6
4.    Management of the Company..........................................     7
5.    Board of Directors.................................................     7
6.    Shareholder Meetings...............................................     8
7.    Further Obligations of Shareholders................................     9
8.    Transfers of Shares................................................     9
8A.   Control Offer......................................................    12
9.    Default............................................................    13
10.   Determination of Fair Value........................................    16
11.   Terms and Consequences of Transfers of Shares......................    17
12.   Duration and Termination...........................................    18
13.   Warranties and Undertakings........................................    19
14.   Announcements......................................................    20
15.   Confidentiality....................................................    20
16.   No Partnership.....................................................    21
17.   Conflict with Articles.............................................    21
18.   Remedies...........................................................    22
19.   Costs..............................................................    22
20.   General............................................................    22
21.   Notices............................................................    23
22.   Acknowledgement by Company.........................................    24
23.   Governing Law and Arbitration......................................    25
Schedule 1 Payment of Subscription Price for Shares......................    26
Schedule 2 Form of the Deed of Adherence.................................    28
Execution................................................................    30
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THIS AGREEMENT is made on ____________________ 2006 BETWEEN:

(1) BRIDGETECH HOLDINGS INTERNATIONAL, INC., a corporation whose registered office is at Emerald Plaza Center, 402 W. Broadway, 26/F, San Diego, CA 92101, U.S.A. ("BRIDGETECH");

(2) THE CHINESE UNIVERSITY OF HONG KONG FOUNDATION LIMITED, a company whose registered office is at The Chinese University of Hong Kong, Shatin, New Territories, Hong Kong ("CUHKFL"); and

(3) BRIDGETECH MEDICAL TECHNOLOGIES RESEARCH & DEVELOPMENT LIMITED, a company whose registered office is at Unit 2401-02, 24/F Admiralty Centre II, 18 Harcourt Road, Admiralty, Hong Kong SAR, China (the "COMPANY").

WHEREAS:

Bridgetech and CUHKFL have agreed that their respective rights as shareholders in the Company shall be regulated by the provisions of this Agreement and the Articles and the Company has agreed with Bridgetech and CUHKFL to comply with such of the matters contained in this Agreement insofar as they relate to it.

IT IS AGREED as follows:

1.   DEFINITIONS AND INTERPRETATION

1.1 In this Agreement where the context so admits, the following words and expressions shall have the following meanings:

     "ACCEPTANCE NOTICE" has the meaning ascribed to it in CLAUSE 8.6.1;

     "ACCEPTANCE PERIOD" has the meaning ascribed to it in CLAUSE 8.4.1;

     "AFFILIATED COMPANY" means in relation to any Shareholder, any subsidiary or holding company of such Shareholder and any subsidiary of any such holding company;

     "AGREED PROPORTIONS" means, in the case of Bridgetech, 51% and, in the case of CUHKFL, 49%, or such other percentages representing the Shareholders' shareholding interest in the Company from time to time;

     "AGREED TERMS" has the meaning ascribed to it in CLAUSE 18;


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     "ARTICLES" means the articles of association of the Company to be adopted by the Company in a form to be agreed by the Parties and following its adoption, such articles of association as may be amended from time to time;

     "AUDITORS" means the auditors for the time being of the Company;

     "BOARD" means the board of directors of the Company from time to time;

     "BUSINESS DAY" means a day on which commercial banks are open for business in Hong Kong (excluding Saturdays, Sundays and public holidays);

     "CONFIDENTIAL INFORMATION" has the meaning ascribed to it in CLAUSE 15.1;

     "CONTROL OFFER" has the meaning ascribed to it in CLAUSE 8A.1;

     "CONTROL OFFEROR" has the meaning ascribed to it in CLAUSE 8A.1;

     "DEED OF ADHERENCE" means a deed in the form set out in SCHEDULE 2;

     "DEFAULT NOTICE" has the meaning ascribed to it in CLAUSE 9.3;

     "DEFAULTING SHAREHOLDER" has the meaning ascribed to it in CLAUSE 9.1;

     "DIRECTORS" means the directors for the time being of the Company and "DIRECTOR" means any of them;

     "ENCUMBRANCE" means any claim, charge, mortgage, security, lien, option, equity, power of sale, hypothecation or other third party rights, retention of title, right of pre-emption, right of first refusal or security interest of any kind;

     "EVENT OF DEFAULT" has the meaning ascribed to it in CLAUSE 9.1;

     "FAIR VALUE" has the meaning ascribed to it in CLAUSE 10.1;

     "GROUP" means the Company and its subsidiaries from time to time and "GROUP COMPANY" means any of them;

     "HKIAC" has the meaning ascribed to it in CLAUSE 23.2;

     "HK$" means Hong Kong dollar, the lawful currency of Hong Kong;


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     "HONG KONG" means the Hong Kong Special Administrative Region of the
     People's Republic of China;

     "INDEPENDENT VALUER" has the meaning ascribed to it in CLAUSE 10.1;

     "LOSS" means all losses, liabilities, costs (including, without limitation, legal costs), charges, expenses, actions, proceedings, claims and demands;

     "MAJORITY INTEREST" has the meaning ascribed to it in CLAUSE 8A.1;

     "NOTICE" has the meaning ascribed to it in CLAUSE 21.1;

     "OFFER" has the meaning ascribed to it in CLAUSE 8.3;

     "OFFEREE SHAREHOLDER" has the meaning ascribed to it in CLAUSE 8A.1;

     "OPERATION AGREEMENT" means the Operation Agreement to be entered between the Company and The Chinese University of Hong Kong on or before the date of this Agreement;

     "PARTIES" means the parties to this Agreement and "PARTY" means any of them, including any other person who becomes a member of the Company and who agrees to be bound by the provisions of this Agreement by executing a Deed of Adherence;

     "PERMITTED CONDITION" means the obtaining of a bona fide consent, clearance, approval or permission necessary to enable the relevant person to be able to complete a transfer of Shares pursuant to (a) its constitutional documents, (b) the rules or regulations of any stock exchange on which it or its holding company is quoted or (c) any governmental, statutory or regulatory body in those jurisdictions where that person carries on business;

     "REMAINING SHAREHOLDER" has the meaning ascribed to it in CLAUSE 8.4;

     "SALE SHARES" has the meaning ascribed to it in CLAUSE 9.3.1 or 9.3.2 (as the case may be);

     "SHAREHOLDERS" means the registered holder of Shares from time to time and, for the time being until further change, means Bridgetech and CUHKFL and "SHAREHOLDER" means either of them;

     "SHARES" means the ordinary shares of HK$1.00 each in the share capital of the Company together with all rights attaching thereto and (a) any shares issued in


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     exchange for those shares or by way of conversion or reclassification and
     (b) any shares representing or deriving from those shares as a result of an increase in, reorganisation or variation of the capital of the Company;

     "TERMINATION NOTICE" has the meaning ascribed to it in CLAUSE 12.2;

     "TRANSFER DATE" has the meaning ascribed to it in CLAUSE 8.8.1 or 9.4.1 (as the case may be);

     "TRANSFER NOTICE" has the meaning ascribed to it in CLAUSE 8.4; and

     "TRANSFER PRICE" has the meaning ascribed to it in CLAUSE 8.5.

1.2 Any references, express or implied, to statutes or statutory provisions shall be construed as references to those statutes or provisions as respectively amended or re-enacted or as their application is modified from time to time by other provisions (whether before or after the date of this Agreement) and shall include any statutes or provisions of which they are re-enactments (whether with or without modification) and any orders, regulations, instruments or other subordinate legislation under the relevant statute or statutory provision. References to Sections of consolidating legislation shall, wherever necessary or appropriate in the context, be construed as including references to the Sections of the previous legislation from which the consolidating legislation has been prepared.

1.3 References in this Agreement to CLAUSES, RECITALS and SCHEDULES are to clauses and sub-clauses in, and the recitals and schedules to, this Agreement (unless the context otherwise requires). The RECITALS and the SCHEDULES to this Agreement shall be deemed to form part of this Agreement.

1.4 Headings are inserted for convenience only and shall not affect the construction of this Agreement.

1.5 In this Agreement, the expressions "SUBSIDIARY" and "HOLDING COMPANY" shall have the same meanings as their respective definitions in the Companies Ordinance (Chapter 32 of the Laws of Hong Kong).

1.6 The expressions "BRIDGETECH" and "CUHKFL" include their respective successors, assigns and permitted transferees and the expression "THE SHAREHOLDERS" includes their respective successors and assigns.

1.7 References to "PERSONS" shall include bodies corporate, unincorporated associations and partnerships (whether or not having separate legal personality).


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1.8  References to "WRITING" or "WRITTEN" shall include any methods of producing or reproducing words in a legible and non-transitory form but, for the avoidance of doubt, shall not include e-mail.

1.9 The masculine gender shall include the feminine and neuter and the singular number shall include the plural and vice versa.

1.10 In construing this Agreement:

     1.10.1 the rule known as the ejusdem generis rule shall not apply and, accordingly, general words introduced by the word "other" shall not be given a restrictive meaning by reason of the fact that they are preceded by words indicating a particular class of acts, matters or things; and

     1.10.2 general words shall not be given a restrictive meaning by reason of the fact that they are followed by particular examples intended to be embraced by the general words.

1.11 Where under this Agreement the day on which any act, matter or thing is to be done is a day other than a Business Day, such act, matter or thing shall be done on the immediately succeeding Business Day.

2.   ARTICLES AND REGULATION OF RIGHTS

2.1 Following the execution of this Agreement, the Shareholders shall pass shareholders' written resolutions to approve the adoption of the Articles in substitution for the existing articles of association of the Company. The Articles shall not be altered without the unanimous written consent of the Shareholders.

2.2 The Shareholders agree that their respective rights in the Company shall be regulated by this Agreement and the Articles. The Shareholders and the Company agree to be bound by and comply with the provisions of this Agreement which relate to them.

2.3 The Shareholders shall, so far as they lawfully can, ensure that each Group Company performs and complies with all of its obligations under this Agreement, their respective constitutional documents and any other agreement to which it is a party.


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3.   FINANCE

3.1 As at the date of this Agreement, the total number of issued Shares is as follows:

     3.1.1 8,166,667 Shares registered in the name of CUHKFL, credited as fully paid (with the Shares subscription therefor payable by CUHKFL deemed satisfied by the signing of the Operation Agreement), constituting 49% of the total number of issued Shares; and

     3.1.2 8,500,000 Shares registered in the name of Bridgetech, constituting 51% of the total number of issued Shares, of which:

          (a) 3,000,000 Shares are credited as fully paid (and Bridgetech shall pay HK$3,000,000 to the Company in full payment for such Shares on or before the date falling 30 days after the date of this Agreement); and

          (b)  5,500,000 Shares are unpaid.

     All Shares have been subscribed for and issued at par value.

3.2 Unless otherwise approved by the unanimous consent of the Directors, the Company shall not procure any loan or borrowings or provide any guarantee or any form of security over the Shares or its assets; PROVIDED HOWEVER that if the Directors shall unanimously resolve that the Company requires further finance to fund its operation, Bridgetech shall provide an interest-free loan to the Company (which shall be repayable on terms approved by the Board and in any case immediately upon the winding up of the Company or the appointment of receiver over all or any of the Company's assets) within 7 days from the relevant resolution of the Board.

3.3 The Shareholders agree that, in order to fund the cash requirements of the Company, Bridgetech shall pay the amount of par value (without any share premium) unpaid on its Shares in such instalments as may be requested by the Board, as soon as reasonably practicable after it receives a written request from the Board to that effect, but in any case Bridgetech shall not be required to pay such instalments of the amount unpaid on its Shares earlier than as specified in SCHEDULE 1. For the avoidance of doubt, the total amount to be paid by Bridgetech for the subscription of all of the Shares registered in the name of Bridgetech as at the date of this Agreement shall not exceed HK$8,500,000.

3.4 The Shareholders shall, and shall procure the Company to, execute such documents and do such acts and things (including passing any necessary resolutions) to facilitate


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     the subscription and issue of Shares and payment of the subscription price in relation thereto pursuant to CLAUSES 3.2 and 3.3.

3.5 Except as otherwise provided in this Agreement, no Shareholder shall be obliged to provide any capital to the Company whether by way of subscription for further Shares or by way of loans or otherwise.

4.   MANAGEMENT OF THE COMPANY

     Unless otherwise agreed by the Shareholders, the management of the Company shall be vested in the Board.

5.   BOARD OF DIRECTORS

5.1 The number of Directors shall be seven (7), with four (4) Directors designated by Bridgetech and three (3) Directors designated by CUHKFL, unless otherwise agreed by the Shareholders.

5.2 Bridgetech shall appoint (and remove from office) the chairman of the Board from amongst the Directors designated by Bridgetech. If the chairman is not present at any Board meeting, the Directors present may appoint any one of the Directors designated by Bridgetech to act as chairman for the purpose of the meeting.

5.3 Each Director shall be entitled to appoint any person to be his alternate and each alternate shall have one vote for every Director whom he represents, provided that if such alternate is himself a Director then he shall have one vote for every Director whom he represents in addition to any vote of his own.

5.4 The quorum for meetings of the Board shall be two Directors (or their respective alternates), of whom one shall be a Director (or his alternate) designated by Bridgetech and one shall be a Director (or his alternate) designated by CUHKFL. A quorum must be present at the beginning of and throughout each meeting. If within ten minutes of the time appointed for a meeting a quorum is not present, the meeting shall stand adjourned until the same time and place on the third Business Day after the date of the meeting, and the quorum at such adjourned meeting shall be any two Directors (or their respective alternates).

5.5 The Board shall meet in Hong Kong (or such other place as the Directors may agree) but not less than three Business Days' notice of each meeting specifying the business to be transacted thereat shall be given to each Director and his alternate, unless waived by the relevant Director. Questions arising at any meeting shall be decided by a majority of votes and in the case of an equality of votes, the chairman shall have a


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     second or casting vote. Directors may participate in a meeting of the Board by means of conference telephone or similar communications equipment whereby all persons participating in the meeting can hear each other and such participation shall constitute presence in person. Resolutions of the Board may be passed by signed by a simple majority of the Directors, provided that a copy of such resolution shall have been circulated to all Directors.

5.6 Each Shareholder agrees that it shall use its best endeavours to procure that the Directors shall act in accordance with the provisions of this Agreement.

5.7 Provided that a Director shall have declared his interest in a matter to the Board, the Director may vote on that matter and be taken into account for the purposes of a quorum even if he is interested in that matter.

5.8 The remuneration (if any) of the Directors shall be determined by, and subject to the approval of, the Board.

5.9 The Board may constitute committees of Directors. The voting and quorum for Board committee meetings shall be the same as for Board meetings.

5.10 The provisions of CLAUSES 5.1 to 5.9 shall apply mutatis mutandis in respect of each other Group Company.

6.   SHAREHOLDER MEETINGS

6.1 The quorum for Shareholders' meetings shall be any two Shareholders (of whom one shall be Bridgetech and one shall be CUHKFL), present in person or by proxy or representative. A quorum must be present at the beginning of and throughout each meeting. If within ten minutes of the time appointed for a meeting a quorum is not present, the meeting shall stand adjourned until the same time and place on the same day in the next week and the quorum at such adjourned meeting shall be any Shareholder(s) representing no less than 50% of the issued Shares. The chairman of the Board from time to time shall preside as chairman at every Shareholders' meeting.

6.2 Questions arising at any Shareholders' meeting shall be decided by a simple majority of votes and in the case of an equality of votes, the chairman shall have a casting vote.

6.3 Shareholders may participate in a Shareholders' meeting by means of conference telephone or similar communications equipment whereby all persons participating in the meeting can hear each other and such participation shall constitute presence in person or by proxy or representative. Shareholders' resolutions may be passed by circular resolution signed by Shareholders holding a majority of the Shares.


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6.4  Each Shareholder will exercise or refrain from exercising any voting rights or other powers of control so as to ensure the passing of any and every resolution necessary or desirable to procure that the affairs of the Company are conducted in accordance with the provisions of this Agreement and otherwise to give full effect to the provisions of this Agreement and likewise to ensure that no resolution is passed which does not accord with such provisions.

7.   FURTHER OBLIGATIONS OF SHAREHOLDERS

7.1 Each Shareholder acknowledges and confirms that this Agreement is entered into between them and will be performed in a spirit of mutual co-operation, trust and confidence and that its intention is that the business, profitability and reputation of the Group shall be extended and maximised by all reasonable and proper means and each Shareholder undertakes to use all reasonable efforts to promote or facilitate such business.

7.2 All dealings between the Group and the Shareholders or their Affiliated Companies shall be on a fair and equitable basis both as regards the interests of the Shareholders and the transaction and the balancing of the interests of the Shareholders and their Affiliated Companies.

8.   TRANSFERS OF SHARES

8.1 Subject to the provisions hereof and except with the prior written consent of the other Shareholder:

     8.1.1 no transfer of any Shares shall be made by either Shareholder unless the provisions of this CLAUSE 8 and/or CLAUSE 8A are complied with (as applicable) in respect of such transfer; and

     8.1.2 no Shareholder shall otherwise sell, Encumber or otherwise dispose of the whole or any part of its shareholding or assign or otherwise purport to deal with the beneficial interest therein or any right in relation thereto (separate or not from the legal interest) or enter into any agreement in respect of the votes attached to any of its Shares.

8.2 No Shares shall be transferred to a third party before the third anniversary of the date of this Agreement.

8.3 Subject to CLAUSE 8.2, a Shareholder may transfer its Shares to a third party only if it receives an offer (the "OFFER"):


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     8.3.1 which is a bona fide Offer in writing;

     8.3.2 from a third party which in the opinion of the Board is neither a competitor nor a member of a group of companies which is a competitor of the Group and which has its own financial resources to meet its obligations under the Offer or has an unconditional and legally binding commitment from a lender(s) for that finance;

     8.3.3 which is irrevocable and unconditional except for any Permitted Condition;

     8.3.4 which is for cash consideration only and which is for all of the Shares of the selling Shareholder; and

     8.3.5 which contains all material terms and conditions (including the price and the intended completion date of the Offer).

8.4 If a Shareholder receives an Offer which it wishes to accept, it must immediately give written notice (the "TRANSFER Notice") to the other Shareholder (the "REMAINING SHAREHOLDER") offering to sell those Shares which are the subject of the Offer to the Remaining Shareholder at the Transfer Price and on terms which are no less favourable than those contained in the Offer. The Transfer Notice must also state:

     8.4.1 the period within which the offer to sell the Shares to the Remaining Shareholder shall remain open to be accepted. This period must be at least 20 Business Days from the date of the Transfer Notice (the "ACCEPTANCE PERIOD"); and

     8.4.2 full details of all other terms and conditions of the Offer.

8.5 For the purposes of this CLAUSE 8, the "TRANSFER PRICE" shall be the amount in cash which is the lower of:

     8.5.1 the cash price as set out in the Offer; and

     8.5.2 the Fair Value of the Shares which are the subject of the Offer.

8.6 Once the Remaining Shareholder has received a Transfer Notice it may either:

     8.6.1 send a written notice to the selling Shareholder (an "ACCEPTANCE NOTICE") within the Acceptance Period accepting the offer set out in the Transfer Notice;


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     8.6.2 send a written notice to the selling Shareholder within the
           Acceptance Period declining the offer set out in the Transfer Notice; or

     8.6.3 neither send an Acceptance Notice nor reply to the Transfer Notice within the Acceptance Period. In this case, the Remaining Shareholder shall be deemed not to have accepted the offer set out in the Transfer Notice.

8.7 If the offer set out in the Transfer Notice is accepted, the selling Shareholder must sell its Shares to the Remaining Shareholder. If the offer set out in the Transfer Notice is not accepted or not deemed to have been accepted, the selling Shareholder may accept the Offer and sell its Shares to the third party making the Offer on the terms and conditions of the Offer.

8.8 The sale of the Shares in accordance with this CLAUSE 8 shall be made on the following terms:

     8.8.1 if any of the Permitted Conditions to the Acceptance Notice or the Offer is not satisfied or waived 20 Business Days or, in the case of a regulatory approval, 40 Business Days, after service of the Acceptance Notice or acceptance of the Offer, then that Notice or that Offer, as appropriate, shall lapse. Otherwise, completion of the transfer of the Shares shall be completed seven Business Days after the date of expiry of the Acceptance Period or the date of satisfaction or waiver of all Permitted Conditions (whichever is the later) (the "TRANSFER DATE") and at such reasonable time and place as the Shareholders agree or, failing which, at the registered office of the Company;

     8.8.2 the selling Shareholder must deliver to the purchaser in respect of the Shares which it is selling on or before the Transfer Date:

          (a)  duly executed instruments of transfer and bought and sold notes;

          (b)  the relevant share certificates; and

          (c) a power of attorney in such form and in favour of such person as the purchaser may nominate to enable the purchaser to exercise all rights of ownership in respect of the Shares to be sold including voting rights;

     8.8.3 the purchaser must pay the total consideration due for the Shares to the selling Shareholder by bankers' draft or in immediately available funds by


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           transfer of funds for same day value to the selling Shareholder's bank account notified to it for the purpose on the Transfer Date; and

     8.8.4 the sale of Shares shall be made in accordance with CLAUSE 11.

8.9 If the selling Shareholder fails or refuses to comply with its obligations in this CLAUSE 8, the Company may authorise a person to execute and deliver the necessary transfer on its behalf. The Company may receive the purchase money in trust for the selling Shareholder and cause the purchaser to be registered as the holder of the Shares being sold. The receipt of the Company for the purchase money shall be a good discharge to the purchaser (who shall not be bound to see to the application of those moneys). After the purchaser has been registered as holder of the Shares being sold in purported exercise of these powers, the validity of the proceedings shall not be questioned by any person.

8.10 The Shareholders shall keep the Company informed, at all times, of the issue and contents of any notice served pursuant to this CLAUSE 8 and any election or acceptance relating to those notices.

8.11 The foregoing provisions of this CLAUSE 8 shall not apply to the transfer of Shares by a Shareholder to its majority-owned Affiliated Company, provided that upon the transferee ceasing to be a majority-owned Affiliated Company of the transferor Shareholder, the Shares shall be re-transferred to the transferor Shareholder immediately.

8A.  CONTROL OFFER

8A.1 In the event any Shareholder (the "OFFEREE SHAREHOLDER") receives a bona fide offer or related series of offers from any person (the "CONTROL OFFEROR") to purchase from the Offeree Shareholder not less than 50%, by voting power, of the then outstanding Shares of the Company (a "MAJORITY INTEREST") or to purchase from the Offeree Shareholder that number of Shares which, when added to the number of Shares at the time already owned, directly or indirectly, by the Control Offeror and its affiliates, constitutes a Majority Interest (a "CONTROL OFFER"), the Offeree Shareholder shall promptly forward a copy of such Control Offer to the Company and the other Shareholder.

8A.2 The other Shareholder may elect to participate in the sale to the Control
     Offeror at the same price per Share and on the same terms by delivering written notice to the Offeree Shareholder within 30 days after delivery to the other Shareholder of such copy of the Control Offer.


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
8A.3 If the other Shareholder notifies the Offeree Shareholder within the 30 day period referred to in CLAUSE 8A.2 that it elects to participate in the sale to the Control Offeror, the Offeree Shareholder shall not sell any Share to the Control Offeror unless the Control Offeror agrees to extend the Control Offer to the other Shareholder and to purchase from the Offeree Shareholder and the other Shareholder their respective Shares.

8A.4 Each Shareholder participating in the sale to the Control Offeror shall pay its share of expenses incurred by the Offeree Shareholder in connection with such transfer and shall be obligated to join in any indemnification or other obligations that the Offeree Shareholder agree to provide in connection with such transfer (other than any such obligations that relate specifically to a particular Offeree Shareholder such as indemnification with respect to representations and warranties given by a Shareholder regarding such Shareholder's title to and ownership of the Shares to be sold), PROVIDED THAT no participating Shareholder shall be obliged in connection with the sale to the Control Offeror to agree to indemnify or hold harmless the Control Offeror with respect to an amount in excess of the net cash proceeds paid to such Shareholder in connection with such sale.

8A.5 Notwithstanding the provisions of this CLAUSE 8A, no Shareholder shall sell any Share to a Control Offeror without first complying with the provisions of CLAUSE 8.

9.   DEFAULT

9.1 A Shareholder (the "DEFAULTING SHAREHOLDER") suffers an "EVENT OF DEFAULT" if:

     9.1.1 it commits a material breach of this Agreement (other than CLAUSE 3) and either (a) the breach is not capable of being remedied or (b) the Defaulting Shareholder does not remedy that breach within 10 Business Days of the other Shareholder sending it written notice requiring it to remedy the breach;

     9.1.2 a petition is presented or a proceeding is commenced or an order is made or an effective resolution is passed for the winding-up, insolvency, administration, reorganisation, reconstruction, dissolution or bankruptcy of the Defaulting Shareholder or for the appointment of a liquidator, receiver, administrator, trustee or similar officer of the Defaulting Shareholder or of all or any part of its business or assets; if the Defaulting Shareholder stops or suspends payments to its creditors generally or is unable or admits its inability to pay its debts as they fall due or seeks to enter into any composition or other arrangement with its creditors or is declared or becomes bankrupt or insolvent; or if a creditor takes possession of all or any part of the business or assets of the Defaulting Shareholder or any execution or other legal process is enforced against a substantial part of the business or any substantial asset of the Defaulting Shareholder and is not discharged within 10 Business Days; or

     9.1.3 it ceases or threatens to cease to carry on its business or any substantial part thereof or if it disposes of or threatens to dispose of or any governmental or other authority expropriates or threatens to expropriate all or any substantial part of its business or assets.

9.2 If an Event of Default occurs, the Defaulting Shareholder shall notify the other Shareholder as soon as reasonably practicable.

9.3 Following an Event of Default, the non-defaulting Shareholder may give written notice (a "DEFAULT NOTICE") to the Defaulting Shareholder within 20 Business Days of receiving notification of the Event of Default from the Defaulting Shareholder or of its becoming aware of the Event of Default, whichever is the earlier requiring the Defaulting Shareholder either:

     9.3.1 to sell all of the Shares held by the Defaulting Shareholder (the "SALE SHARES") to the non-defaulting Shareholder at a price per Share equal to 75% of the Fair Value of the Sale Shares; or

     9.3.2 to purchase all of the Shares held by the non-Defaulting Shareholder (also "SALE SHARES") at a price equal to 125% of the Fair Value of the Sale Shares.

9.4 The sale of Shares in accordance with this CLAUSE 9 shall be made on the following terms:

     9.4.1 if any of the Permitted Conditions to the Default Notice is not satisfied or waived 20 Business Days or, in the case of a regulatory approval, 40 Business Days, after service of that Default Notice, then that Default Notice shall lapse. Otherwise, completion of the transfer of the Shares shall be completed seven Business Days of the determination of the Fair Value of the Sale Shares or the date of satisfaction or waiver of all Permitted Conditions (whichever is the later) (the "TRANSFER DATE") and at such reasonable time and place as the Shareholders agree or, failing which, at the registered office of the Company;

     9.4.2 the selling Shareholder must deliver to the purchaser in respect of the Sale Shares on or before the Transfer Date:

          (a)  duly executed instruments of transfer and bought and sold notes;

          (b)  the relevant share certificates; and

          (c) a power of attorney in such form and in favour of such person as the purchaser may nominate to enable the purchaser to exercise all rights of ownership in respect of the Sale Shares including voting rights;

     9.4.3 the purchaser must pay the consideration for the Sale Shares to the selling Shareholder by bankers' draft or in immediately available funds by transfer of funds for same day value to the selling Shareholder's bank account notified to it for the purpose on the Transfer Date; and

     9.4.4 the sale of Shares shall be made in accordance with CLAUSE 11.

9.5 If the Defaulting Shareholder fails or refuses to comply with its obligations in this CLAUSE 9, the Company may authorise a person to execute and deliver the necessary transfer on its behalf. The Company may receive the purchase money in trust for the selling Shareholder and cause the purchaser to be registered as the holder of the Shares being sold. The receipt of the Company for the purchase money shall be a good discharge to the purchaser (who shall not be bound to see to the application of those moneys). After the purchaser has been registered as holder of the Sale Shares in purported exercise of these powers, the validity of the proceedings shall not be questioned by any person.

9.6 The Shareholders shall keep the Company informed, at all times, of the issue and contents of any notice served pursuant to this CLAUSE 9 and any election or acceptance relating to those notices.

9.7 Notwithstanding any other provision of this Agreement or of the Articles to the contrary and unless otherwise agreed by the other Shareholder in writing, the Defaulting Shareholder shall not, from the date on which an Event of Default occurs until the Event of Default lapses under CLAUSE 9.8:

     9.7.1 be entitled to vote at any Shareholders' meeting;

     9.7.2 be required to attend any Shareholders' meeting in order to constitute a quorum;

     9.7.3 be entitled to exercise any powers or rights in relation to the management of, and participation in the profits of, the Company pursuant to this Agreement, the Articles or otherwise;

     9.7.4 be entitled to receive any dividends or other distributions from the Company pursuant to this Agreement, the Articles or otherwise; or

     9.7.5 be entitled to receive or request any information from the Company.

9.8 An Event of Default shall lapse on completion of the sale and purchase of the Sale Shares under this CLAUSE 9.

10.  DETERMINATION OF FAIR VALUE

10.1 The "FAIR VALUE" of the Shares for the purposes of this Agreement shall be determined by an independent internationally recognised investment bank (the "INDEPENDENT VALUER") appointed by the Shareholders within 10 Business Days after the date of the Default Notice or the Termination Notice (as applicable). If the Shareholders do not agree on the Independent Valuer within that 10 Business Day period, the Chairman for the time being of the International Chamber of Commerce in Hong Kong shall make such appointment on the application of either Shareholder.

10.2 The Independent Valuer shall determine the Fair Value of the Shares to be sold as at the date of the Default Notice or the Termination Notice (as applicable) and on the following assumptions and bases:

     10.2.1 valuing the Shares to be sold or issued (as the case may be) as on an arm's length transaction between a willing seller and a willing buyer;

     10.2.2 if any Group Company is then carrying on business as a going concern, on the assumption that it will continue to do so;

     10.2.3 that the Shares to be sold or issued (as the case may be) are capable of being sold or issued (as the case may be) without restriction;

     10.2.4 valuing the Shares to be sold or issued (as the case may be) as a rateable proportion of the total value of all the issued Shares without any premium or discount being attributable to the class of the Shares to be sold or issued (as the case may be) or the percentage of the issued share capital of the Company which they represent; and

     10.2.5 (in the case of a sale of Shares pursuant to CLAUSE 9) valuing the Shares to be sold as if no Event of Default had occurred.

10.3 The Independent Valuer shall determine the Fair Value to reflect any other factors which the Independent Valuer reasonably believes should be taken into account.

10.4 If any difficulty arises in applying any of these assumptions or bases, then the Independent Valuer shall resolve that difficulty in such manner as it shall in its absolute discretion think fit.

10.5 The Independent Valuer shall be instructed to determine the Fair Value within 20 Business Days of its appointment and shall notify the Shareholders of its determination. The fees of the Independent Valuer shall be borne by the Defaulting Shareholder (in the case of a sale of Shares pursuant to CLAUSE 9) or equally by the Shareholders (in the case of a sale of Shares pursuant to CLAUSE 12.2).

10.6 The Independent Valuer shall act as an expert and not as an arbitrator and its determination shall, in the absence of fraud or manifest error, be final and binding on the Shareholders and the Company.

10.7 The Independent Valuer shall be granted access to all accounting records or other relevant documents of the Group, subject to any confidentiality provisions.

11.  TERMS AND CONSEQUENCES OF TRANSFERS OF SHARES

11.1 Any sale and/or transfer of Shares pursuant to this Agreement (including, for the avoidance of doubt, any sale and/or transfer of Shares by a Shareholder to a third party) shall be on terms that:

     11.1.1 those Shares are transferred free from all Encumbrances;

     11.1.2 the transferee (if not already bound by the provisions of this Agreement) executes a Deed of Adherence agreeing to be bound by this Agreement as a Shareholder;

     11.1.3 the transferee accepts an assignment of the loans made by the transferor to the Company or any other Group Company and assumes any guarantee or other security given by the transferor to or in respect of the Company or any other Group Company; and

     11.1.4 except as otherwise provided in this Agreement, completion of the transfer of the Shares and (if applicable) assignment of the loans shall be completed within a period of seven Business Days of the date of the relevant notice or written acceptance of an offer for Shares.

11.2 The Company shall procure that each share certificate issued by it shall carry the following statement:

     "ANY DISPOSITION, TRANSFER, CHARGE OF OR DEALING IN ANY OTHER MANNER IN THE SHARES REPRESENTED BY THIS CERTIFICATE IS RESTRICTED BY A SHAREHOLDERS' AGREEMENT DATED ____________ 2006 AND ENTERED INTO BETWEEN BRIDGETECH HOLDINGS INTERNATIONAL, INC., THE CHINESE UNIVERSITY OF HONG KONG FOUNDATION LIMITED AND BRIDGETECH MEDICAL TECHNOLOGIES RESEARCH & DEVELOPMENT LIMITED."

11.3 The Shareholders shall procure that the Directors register any transfer of Shares only if it complies with the provisions of this Agreement.

12.  DURATION AND TERMINATION

12.1 Subject to the other provisions of this Agreement and unless otherwise agreed by the Parties, this Agreement shall continue in full force and effect without limit in point of time until the earliest of:

     12.1.1 the Shareholders agreeing in writing to terminate this Agreement;

     12.1.2 the Shareholders having disposed of all their Shares;

     12.1.3 the passing of an effective resolution or the making of a binding order for the winding-up of the Company; and

     12.1.4 the changing of the shareholdings in the Company so that all of the Shares are beneficially owned by a Shareholder or any of its Affiliate Companies, provided however that this Agreement shall cease to have effect as regard a Shareholder who ceases to hold any Shares pursuant to the terms of this Agreement, save for the provisions of CLAUSE 12.3.

12.2 Without prejudice to CLAUSE 9 and without limiting the generality of CLAUSE 12.1, CUHKFL may, at any time after the third anniversary of the date of this Agreement, terminate this Agreement by serving on the other Shareholder 3 months' notice in writing in accordance with CLAUSE 21 (the "TERMINATION NOTICE"). Upon termination of this Agreement pursuant to this CLAUSE 12.2, CUHKFL shall sell, and Bridgetech shall purchase, all (but not some only) of the Shares then held by CUHKFL at a price equal to the Fair Value of such Shares to be determined so far as applicable in accordance with CLAUSE 10. Any sale of Shares in accordance with this CLAUSE 12.2 shall be made mutatis mutandis in accordance with CLAUSES 8.8 to 8.10.

12.3 Upon the termination of this Agreement, all rights and obligations of the Parties shall cease to have effect immediately upon such termination, provided however that:

     12.3.1 (a) Clauses which are expressed to survive its termination, or which from their nature or context it is contemplated that they are to survive the termination (including, without limitation, CLAUSES 1, 14, 15, 18, 19, 21 and 23) and (b) any provisions of this Agreement necessary for its interpretation or enforcement, shall continue in force following termination of this Agreement; and

     12.3.2 termination of this Agreement shall be without prejudice to the respective rights and liabilities of each Party accrued prior to such termination.

12.4 Upon termination of this Agreement pursuant to CLAUSE 12.1.3, (a) the Company shall be put into voluntary liquidation, (b) the Company's external financing facilities shall be cancelled, (c) the Company's liabilities shall be repaid and (d) the Company's assets shall be distributed in the manner to be agreed between the Shareholders.

13.  WARRANTIES AND UNDERTAKINGS

13.1 Each Party warrants to the other Parties as follows:

     13.1.1 it is duly incorporated and validly existing under the laws of its jurisdiction of incorporation;

     13.1.2 it has the legal right and full power and authority to enter into and perform this Agreement, which when executed will constitute valid and binding obligations on it in accordance with its terms; and

     13.1.3 the execution and delivery of, and the performance by it of its obligations under, this Agreement will not and are not likely to result in a breach of any provision of its memorandum or articles of association or equivalent constitutional documents.

13.2 Each Party shall notify the other Parties if it becomes aware that any of the warranties in CLAUSE 13.1 is or becomes untrue or misleading in any respect, or there are circumstances arising which would be relevant to any of its undertakings in this Agreement, as soon as practicable after it becomes aware of such fact.

14.  ANNOUNCEMENTS

     No announcement or circular in connection with the existence or the subject matter of this Agreement shall be made or issued by or on behalf of any Party (or its holding company) without the prior written approval of the other Parties. This shall not affect any announcement or circular required by law or by any securities exchange or supervisory or regulatory or governmental body pursuant to rules to which the Parties (or their respective holding companies) are subject but the Party (or its holding company) with an obligation to make an announcement or issue a circular shall consult with the other Parties where feasible and shall given due consideration to their reasonable requirements before complying with such an obligation. For the purpose of this CLAUSE 14, each Party undertakes to the other Parties that it shall provide to the other Parties all such information relating to itself or its group of companies as the other Parties (or their respective holding companies) shall reasonably require for the purpose of complying with their respective obligations to make an announcement or issue a circular.

15.  CONFIDENTIALITY

15.1 Each Party undertakes to the other Parties that it shall treat as strictly confidential, and shall procure that its subsidiaries and holding companies and its and their respective directors, officers, representatives, agents, employees and advisers treat as strictly confidential, all information (whether oral, graphic, written or in electronic form) which it receives or obtains as a result of entering into or performing this Agreement (the "CONFIDENTIAL INFORMATION"), including, without limitation:

     15.1.1 information relating to trade secrets and other information of a confidential nature (including, without limitation, all proprietary, technical and commercial information in whatever form (including computer disks and tapes) that information may be recorded or stored);

     15.1.2 information relating to the customers, the business, assets, financial or other affairs of any of the other Parties or any Group Company;

     15.1.3 information relating to the provisions and subject matter of this Agreement;

     15.1.4 information relating to the existence of this Agreement and its purpose; and

     15.1.5 information relating to the negotiations leading up to this Agreement, including any information relating to or in respect of any negotiations and communications between the Parties after the date of this Agreement.

     Each Party shall not, and shall procure that its subsidiaries and holding companies and its and their respective directors, officers, representatives, agents, employees and advisers shall not, use for its own business purpose or disclose to any third party any Confidential Information without the prior written consent of the other Parties.

15.2 The restrictions contained in CLAUSE 15.1 shall not apply so as to prohibit disclosure or use of any information if and to the extent:

     15.2.1 the disclosure or use is required by law or by any securities exchange or supervisory or regulatory or governmental body pursuant to rules to which the Parties or their respective holding companies are subject;

     15.2.2 the disclosure is made by a Party to its directors, officers, representatives, agents, employees or advisers for purposes relating to this Agreement on terms that such directors, officers, representatives, agents, employees or advisers undertake to comply with the provisions of CLAUSE 15.1 in respect of such information as if they were a party to this Agreement;

     15.2.3 the information becomes publicly available (other than by a breach of this Agreement or any other obligation of confidence);

     15.2.4 the other Parties have given prior written consent to the disclosure or use; or

     15.2.5 the disclosure or use is required for the purpose of any judicial proceedings arising out of this Agreement,

     provided always that prior to disclosure or use of any information pursuant to CLAUSE 15.2.1, the Party concerned shall promptly notify the other Parties of such requirement and shall consult with the other Parties where feasible and give due consideration to their reasonable requirements before complying with such requirement.

16.  NO PARTNERSHIP

     Nothing contained or implied in this Agreement shall constitute or be deemed to constitute a partnership or agency between the Parties and save as expressly agreed herein, none of the Parties shall have any authority to bind or commit any other Party.

17.  CONFLICT WITH ARTICLES

     The Shareholders hereby agree that if and to the extent that the Articles conflict with the provisions of this Agreement, this Agreement shall prevail for so long as it is in force to regulate the way in which they exercise their respective voting rights as shareholders of the Company and each Shareholder shall take all such further steps as may be necessary to ensure that the provisions of this Agreement shall prevail, including passing such resolutions to effect a change in the Articles to render the same consistent with this Agreement.

18.  REMEDIES

     Each Party acknowledges and agrees that if any of them shall breach the representations, indemnities, covenants, agreements, undertakings and obligations (for the purposes of this CLAUSE 18 referred to as the "AGREED TERMS") on each of their parts contained in this Agreement, damages may not be an adequate remedy in which case the Agreed Terms shall be enforceable by injunction, order for specific performance or such other equitable relief as a court of competent jurisdiction may see fit to award.

19.  COSTS

     Each Shareholder shall pay its own costs incurred in connection with the negotiation, preparation, execution and implementation of this Agreement and any other matters in connection therewith and shall share the costs incurred by the Company in relation thereto in the Agreed Proportions.

20.  GENERAL

20.1 Save as otherwise provided in this Agreement, the benefits and obligations conferred by this Agreement upon each Party are personal to that Party and shall not be, and shall not be capable of being, assigned, delegated, transferred or otherwise disposed of without the prior written consent of the other Parties.

20.2 This Agreement shall be binding upon and enure for the benefit of the assigns and successors of the Parties.

20.3 This Agreement constitutes the whole agreement between the Parties relating to the subject matter of this Agreement and supersedes any previous agreements or arrangements between them relating to the subject matter of this Agreement.

20.4 No variations of this Agreement shall be effective unless made in writing signed by duly authorised representatives of the Parties.

20.5 If any provision or part of a provision of this Agreement shall be, or be found by any authority or court of competent jurisdiction to be, invalid or unenforceable, such invalidity or unenforceability shall not affect the other provisions or parts of such provisions of this Agreement, all of which shall remain in full force and effect.

20.6 No failure of a Party to exercise, and no delay or forbearance in exercising, any right or remedy in respect of any provision of this Agreement shall operate as a waiver of such right or remedy.

20.7 At any time after the date of this Agreement, each Party shall, and shall use all reasonable endeavours to procure (to the extent it is legally or contractually entitled to do so) that any necessary third party shall, execute such documents and do such acts and things as the other Parties may reasonable require for the purpose of giving to such Parties the full benefit and provisions of this Agreement.

20.8 Time shall be of the essence of this Agreement.

20.9 This Agreement may be executed in one or more counterparts, and by the Parties on separate counterparts, but shall not be effective until each Party has executed at least one counterpart and each such counterpart shall constitute an original of this Agreement but all such counterparts shall together constitute one and the same instrument.

21.  NOTICES

21.1 Any notice or other communication in connection with this Agreement shall be in writing in English (a "NOTICE") and shall be sufficiently given or served if delivered or sent:

     in the case of Bridgetech to:

     Emerald Plaza Center,
     402 W. Broadway, 26/F,
     San Diego, CA 92101, U.S.A.

     Fax: (619) 342-7497
     Attention: Thomas C. Kuhn III
     in the case of CUHKFL to:

     Pro-Vice-Chancellors' Office, University Administrative Building The Chinese University of Hong Kong
     Shatin, Hong Kong

     Fax: (852) 2603 5252
     Attention: Prof. Kenneth Young

     in the case of the Company to:

     Unit 2401-02,
     24/F Admiralty Centre II,
     18 Harcourt Road, Admiralty,
     Hong Kong

     Fax: (852) 2110-5780
     Attention: Thomas C. Kuhn III

     or (in any case) to such other address or fax number in Hong Kong as the relevant Party may have notified to the other Parties in writing in accordance with this CLAUSE 21.

21.2 Unless there is evidence that it was received earlier, a Notice is deemed given if:

     21.2.1 delivered personally, when left at the address referred to in CLAUSE 21.1;

     21.2.2 sent by prepaid registered post or courier, three Business Days after posting it;

     21.2.3 sent by air mail, five Business Days after posting it; and

     21.2.4 sent by fax, when confirmation of its transmission has been recorded by the sender's fax machine.

22.  ACKNOWLEDGEMENT BY COMPANY

     The Company acknowledges the terms of this Agreement and in consideration of the Shareholders agreeing to enter into it undertakes that it will not, and so far as it is able will procure that no other person (including each other Group Company) will, do anything which is in breach of or inconsistent with the terms hereof.

23.  GOVERNING LAW AND ARBITRATION

23.1 This Agreement shall be governed by, and construed in accordance with, the laws of Hong Kong.

23.2 Any dispute, controversy or claim arising out of or relating to this Agreement, or the breach, termination or invalidity thereof, shall be referred to and finally resolved by arbitration in Hong Kong in accordance with the UNCITRAL Arbitration Rules as at present in force and as may be amended by the rest of this CLAUSE 23.2. The appointing authority shall be the Hong Kong International Arbitration Centre (the "HKIAC"). The arbitration shall be managed by the HKIAC in accordance with its practice, rules and regulations. The place of arbitration shall be in Hong Kong at the HKIAC. There shall be one arbitrator who shall be appointed by the HKIAC. The language to be used in the arbitral proceedings shall be English and the applicable law of the arbitration shall be Hong Kong law.

23.3 The foregoing shall not preclude any Party from seeking interim relief or orders for interim preservation in any Court of competent jurisdiction. Any such application to Court shall not demonstrate an intention to act inconsistently in any way with the agreement to settle disputes by arbitration set out in this CLAUSE 23.

                                   SCHEDULE 1

                    PAYMENT OF SUBSCRIPTION PRICE FOR SHARES

                                                                      D.
    A.                      B.                      C.      AMOUNT OF SUBSCRIPTION
INSTALMENT                 DATE                 NUMBER OF      PRICE TO BE PAID
    NO.                (SEE NOTE 1)               SHARES         (SEE NOTE 2)
----------   --------------------------------   ---------   ----------------------
    1.       3 months after the date of this     500,000          HK$500,000
             Agreement.

    2.       6 months after the date of this     500,000          HK$500,000
             Agreement.

    3.       9 months after the date of this     500,000          HK$500,000
             Agreement.

    4.       12 months after the date of this    500,000          HK$500,000
             Agreement.

    5.       15 months after the date of this    500,000          HK$500,000
             Agreement.

    6.       18 months after the date of this    500,000          HK$500,000
             Agreement.

    7.       21 months after the date of this    500,000          HK$500,000
             Agreement.

    8.       24 months after the date of this    500,000          HK$500,000
             Agreement.

    9.       27 months after the date of this    500,000          HK$500,000
             Agreement.

    10.      30 months after the date of this    500,000          HK$500,000
             Agreement.

    11.      33 months after the date of this    500,000          HK$500,000
             Agreement.

NOTES: (1) Bridgetech may be required to pay a relevant instalment of the subscription price for Shares on or after (but not before) the date specified in COLUMN B of this SCHEDULE 1.

     (2) Bridgetech may be required to pay an amount of subscription price up to (but not more than) the amount specified in COLUMN D of this
          SCHEDULE 1, and where the amount of subscription price to be paid is less than that specified in COLUMN D of this SCHEDULE 1, the number of shares to be credited as fully paid as set out in COLUMN C of this
          SCHEDULE 1 shall be adjusted accordingly.

                                   SCHEDULE 2

                          FORM OF THE DEED OF ADHERENCE

THIS DEED OF ADHERENCE is made on [DATE] by [NAME] of [ADDRESS] (the "COVENANTOR") and is supplemental to a Shareholders' Agreement dated [___] 2006 entered into between Bridgetech Holdings International, Inc., The Chinese University of Hong Kong Foundation Limited and Bridgetech Medical Technologies Research & Development Limited (the "SHAREHOLDERS' AGREEMENT").

The Covenantor covenants as follows:

1. The Covenantor confirms that it has been supplied with and has read a copy of the Shareholders' Agreement and covenants with each of the persons named in the Schedule to this Deed to observe, perform and be bound by all the terms of this Agreement which are capable of applying to the Covenantor and which have not been performed at the date of this Deed to the intent and effect that the Covenantor shall be deemed with effect from the date on which the Covenantor is registered as a member of the Company to be a party to the Shareholders' Agreement as if it were named therein as a Shareholder and a Party and on the basis that references therein to each of Shareholder and Party include a separate reference to the Covenantor.

2. The Covenantor further agrees to be jointly and severally bound by any liability accruing to [selling shareholder] prior to, but not discharged by, the date of this Deed, if not discharged by [selling shareholder].

3. The address and fax number of the Covenantor for the purposes of CLAUSE 21 of the Shareholders' Agreement is as follows:

     [INSERT]

4. This Deed shall be governed by, and construed in accordance with, the laws of Hong Kong and the Covenantor irrevocably submits to the non-exclusive jurisdiction of the Hong Kong courts.

                                    SCHEDULE

[To specify the names of the parties to the Shareholders' Agreement, including those who have executed earlier Deeds of Adherence]

IN WITNESS WHEREOF this Deed has been executed and delivered by us on the date first above written.

The Common Seal of                  )
[COVENANTOR]                        )
was hereunto affixed                )
in the presence of:                 )


-------------------------------------
Director


-------------------------------------
Director/Secretary

IN WITNESS WHEREOF the parties hereto have executed this Agreement on the date first above written.


SIGNED by                           )   /s/ Thomas C. Kuhn III
for and on behalf of                )   ----------------------------------------
BRIDGETECH HOLDINGS                 )
INTERNATIONAL, INC.                 )
in the presence of:                 )


SIGNED by                           )   /s/ [Illegible]
for and on behalf of                )   ----------------------------------------
THE CHINESE UNIVERSITY OF           )
HONG KONG FOUNDATION                )
LIMITED in the presence of:         )


SIGNED by                           )   /s/ Thomas C. Kuhn III
for and on behalf of                )   ----------------------------------------
BRIDGETECH MEDICAL                  )
TECHNOLOGIES RESEARCH               )
& DEVELOPMENT LIMITED               )
in the presence of:                 )